Exhibit 99.1

Alpine Immune Sciences Appoints Natasha Hernday to Board of Directors

SEATTLE, December 11, 2020 – Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune/inflammatory diseases, today announced that Natasha A. Hernday has joined Alpine’s Board of Directors. Ms. Hernday brings more than 20 years of experience in corporate development and corporate strategy.
“I’m delighted to welcome Natasha to Alpine Immune Sciences’ Board at this important moment in our company’s history, as we build on our strategic partnership with AbbVie and leverage Alpine’s financial strength to further advance our development pipeline,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “I look forward to benefiting from Natasha’s extensive experience and acumen as we oversee the next stages of Alpine’s growth to the benefit of Alpiners, shareholders and patients alike.”

Ms. Hernday currently serves as Executive Vice President, Corporate Development and as a member of the Executive Committee for the publicly traded biotechnology company Seagen, Inc. (NASDAQ: SGEN). Since joining Seagen in 2011, Ms. Hernday has built and led the business development team responsible for licensing deals, acquisitions and strategic alliances. From 1994 through 2010, after starting her career in molecular and mammalian cell biology, Ms. Hernday served in various roles of increasing responsibility at Amgen Inc., including as Director, Mergers & Acquisitions and as Director, Out-Partnering. She also serves on the board of directors of Xoma Corp. (NASDAQ: XOMA) and PDL BioPharma, Inc. (NASDAQ: PDLI), and on the Knight Campus External Advisory Board for the University of Oregon.

Ms. Hernday received her BA in microbiology from the University of California at Santa Barbara and MBA from Pepperdine University.

Concurrent with Ms. Hernday joining Alpine’s Board of Directors, the company also announced that Paul Sekhri will be stepping down as a director of the company. Mr. Sekhri has served on Alpine’s Board of Directors since February 2016.

Mitchell H. Gold commented, “On behalf of the Board and Alpine’s executive team, I would like to thank Paul for the service he has provided to the company and wish him well in any and all future endeavors.”

About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is creating multifunctional immunotherapies via unique protein engineering technologies designed to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies, the future development plans and commercial potential of our product candidates, the progress and potential of our other ongoing development programs, and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others.

These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: the impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
“Secreted Immunomodulatory Proteins”, “SIP”, “Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.

Alpine Immune Sciences Inc.
Contact:
Paul Rickey
Chief Financial Officer
Alpine Immune Sciences, Inc.
206-788-4545
ir@alpineimmunesciences.com

Laurence Watts
Managing Director
Gilmartin Group, LLC.
619-916-7620
laurence@gilmartinir.com